UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Fred Capallo as Interim Chief Financial Officer

On February 1, 2008, Biolase issued a press release announcing that, effective January 30, 2008, it had appointed Fred Capallo as interim Chief Financial Officer of Biolase. In addition to his current compensation as Controller, Mr. Capallo will receive $15,000 and an option to purchase 15,000 shares of Biolase common stock at $4.00 per share as consideration for his service as interim Chief Financial Officer. The option was granted on January 30, 2008 and vests in full on the one year anniversary of the grant.

Mr. Capallo, 48, is currently the Corporate Controller of Biolase. Mr. Capallo joined the company in May 2006 as a consultant and was named Corporate Controller in November 2006. From 1995 until 2005, Mr. Capallo was Director of Corporate Accounting for Irvine-based Interpore International, Inc., a designer, manufacturer and distributor of orthopedic products including spinal implants, bone graft material and minimally invasive products. At Interpore, Mr. Capallo managed all functions of the accounting department and directed corporate finance activities including annual and quarterly reports to the SEC.

There is no arrangement or understanding pursuant to which Mr. Capallo was selected as interim Chief Financial Officer, and there are no related party transactions between Biolase and Mr. Capallo reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Capallo as interim Chief Financial Officer and certain other matters is furnished as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

February 5, 2008	By:	/s/Jake St. Philip

Name: Jake St. Philip
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of BIOLASE Technology, Inc. dated February 1, 2008.